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Exhibit 10.18

AMENDMENT NO. 1 TO
THE MILLS CORPORATION
AMENDED AND RESTATED 1994 EXECUTIVE EQUITY INCENTIVE PLAN

        This Amendment No. 1 (the "Amendment") to The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan (the "Plan") is adopted as of December 23, 2003 by the Board of Directors (the "Board") of The Mills Corporation (the "Company").

RECITALS

        WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan to provide that the gain from the exercise of stock options granted under the Plan may be deferred by the optionee subject to the terms of the Company's Nonqualified Deferred Compensation Plan; and

        WHEREAS, Section 24 of the Plan provides that the Plan may be amended by the Board.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows:

  1.
  A new Section 4.6 is hereby added to the Plan to read as follows:

          4.6    Deferrals.    Notwithstanding any other provision of the Plan to the contrary, the Committee may permit an Optionee to defer such Optionee's receipt of the Shares that would otherwise be due to such Participant by virtue of the exercise of an Option. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such stock option gain deferrals. Such deferral may be accomplished under the Company's Non-Qualified Deferred Compensation Plan ("DCP") or pursuant to terms and conditions contained in the relevant Option Agreement. The Company may, but is not obligated to, contribute the Shares that would otherwise be issuable pursuant to the exercise of the Option to a rabbi trust. Shares issued to a rabbi trust pursuant to this Section 4.6 may ultimately be issued to the Optionee in accordance with the terms of the DCP. In addition, Shares that would otherwise be issued to the Optionee at the time the Option is exercised but for a proper deferral under this Section 4.6 shall still be charged against the total number of Shares reserved under Section 3.1 of the Plan and shall be treated as issued for the purpose of Section 6.2 of the Plan.

  2.
  All capitalized terms used herein shall have the meanings assigned to them in the Plan.

  3.
  Except as expressly amended hereby, the Plan remains in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by the undersigned, a duly authorized officer of the Company, as of December 23, 2003.

THE MILLS CORPORATION
By:	/s/ THOMAS E. FROST Thomas E. Frost Executive Vice President, General Counsel and Secretary
Attest:	/s/ MARY ELLEN SERAVALLI Mary Ellen Seravalli Senior Vice President, Deputy General Counsel and Assistant Secretary

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AMENDMENT NO. 1 TO THE MILLS CORPORATION AMENDED AND RESTATED 1994 EXECUTIVE EQUITY INCENTIVE PLAN
RECITALS